                                 EXCHANGE OFFER

                                 TO HOLDERS OF
               CLASS A REDEEMABLE COMMON STOCK PURCHASE WARRANTS
                                       OF

                              DISC GRAPHICS, INC.

     1 SHARE OF COMMON STOCK, $.01 PAR VALUE FOR EACH 8.5 CLASS A WARRANTS

                                                                   July 11, 1997

                THE OFFER AND WITHDRAWAL RIGHTS FOR THE CLASS A
             WARRANTS WILL EXPIRE AT 4:00 P.M., NEW YORK CITY TIME,
                      ON AUGUST 22, 1997, UNLESS EXTENDED.

To Our Clients:

     Enclosed for your consideration is an Exchange Offer dated July 11, 1997 by Disc Graphics, Inc. (the "Issuer") to exchange one share of the Issuer's Common Stock, $.01 par value ("Common Stock") for each 8.5 Class A Redeemable Common Stock Purchase Warrants ("Class A Warrants"), together with a related Letter of Transmittal. This material is being forwarded to you as the beneficial owner of Class A Warrants carried by us in your account but not registered in your name. A tender of such Class A Warrants may only be made by us as the holder of record and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender any or all such Class A Warrants held by us for your account pursuant to the terms and conditions set forth in the Exchange Offer and the enclosed Letter of Transmittal (which together constitute the "Offer").

     Your attention is invited to the following:

     1. The exchange ratio for Class A Warrants is one share of Common Stock for each 8.5 Class A Warrants.

     2. Holders who tender Class A Warrants will not be obligated to pay brokerage fees or commissions. Any transfer taxes incident to the transfer of Class A Warrants from the holder to the Issuer will be paid by the Issuer, except as otherwise provided in the Letter of Transmittal.

     3. The Offer and Withdrawal Rights for the Class A Warrants will expire at 4:00 P.M., New York City time, on August 22, 1997, unless extended.

     If you wish to have us tender any or all of your Class A Warrants, please instruct us by completing, executing, detaching and returning to us the attached instruction form. The Letter of Transmittal is furnished to you for information only and may not be used to tender Class A Warrants. If you authorize tender of your Class A Warrants, all such Class A Warrants will be tendered unless otherwise specified.

                                  INSTRUCTIONS

                     WITH RESPECT TO THE EXCHANGE OFFER FOR
                        ALL OUTSTANDING CLASS A WARRANTS
                                       OF

                              DISC GRAPHICS, INC.

     The undersigned acknowledge(s) receipt of your letter enclosing the Exchange Offer of Disc Graphics, Inc. dated July 11, 1997, and the related Letter of Transmittal. This will instruct you to tender for exchange the Class A Warrants indicated below held by you for the account of the undersigned pursuant to the terms and conditions set forth in the Offer and in the related Letter of Transmittal and the instructions thereto.

SIGN HERE

------------------------------------------     -----------------------------------------------

------------------------------------------     -----------------------------------------------

------------------------------------------     -----------------------------------------------
(Signature(s))                                 (Please print name(s) and address(es) here)
                                               Area Code and Telephone No.
                                               -----------------------
                                               Taxpayer Identification or
                                               Social Security No.
                                               -----------------------------------
==========================================
Number of Class A Warrants
to be tendered
________________ Class A Warrants*
==========================================

Date: ________________ , 1997

---------------
* I (We) understand that if I (we) sign this instruction form without indicating a lesser number of Class A Warrants in the space above, all Class A Warrants held by you for my (our) account will be tendered.